UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2023
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2023, the Board of Directors (the “Board”) of LKQ Corporation (the “Company”) approved a leadership succession plan pursuant to which Dominick Zarcone will retire as the Company’s President and Chief Executive Officer effective June 30, 2024. At that time, Mr. Zarcone will transition to a position as an executive officer of the Company with the title of Executive Advisor in order to facilitate an orderly chief executive officer transition and will serve in such capacity from July 1, 2024 through December 31, 2024. All elements of Mr. Zarcone’s combined annual compensation in 2024 for his service in both roles will remain the same as his annual compensation in 2023. Mr. Zarcone also will remain as a member of the Board.

Effective January 1, 2024, Justin Jude, age 48, currently the Company’s Senior Vice President and President of its Wholesale – North America segment, will become the Company’s Executive Vice President and Chief Operating Officer and will serve in such capacity through June 30, 2024. Effective July 1, 2024, Mr. Jude will be appointed President and Chief Executive Officer of the Company. It is anticipated that Mr. Jude will be nominated for election to the Board at the Company’s 2024 annual meeting of stockholders.

In Mr. Jude’s capacity as Executive Vice President and Chief Operating Officer of the Company, he will receive an annual base salary of $800,000 and a bonus opportunity equal to 50%, 100% and 200% of his annual base salary at threshold, target and maximum, respectively. The Company expects to approve compensation terms relating to Mr. Jude’s service as the Company’s President and Chief Executive Officer at a later date.

Except as described herein, there are no arrangements or understandings between Mr. Jude and any other person pursuant to which Mr. Jude will be selected either as the Company’s Executive Vice President and Chief Operating Officer or as the Company’s President and Chief Executive Officer. Mr. Jude has no family relationships with any other executive officer or director of the Company. Mr. Jude has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K. For more information regarding Mr. Jude’s background, please see Mr. Jude’s biography set forth in Part III, Item 10 of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, which is incorporated herein by reference.

Item 8.01	Other Events.

On November 27, 2023, the Company issued a press release announcing the management succession matters discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	LKQ Corporation Press Release dated November 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 27, 2023

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary